CST Brands, Inc. Reports Second Quarter 2014 Results

-U.S. Merchandise Gross Profit Dollars Increased 5%
-14 New Stores Opened Year-to-Date
San Antonio, Texas, August 12, 2014 – CST Brands, Inc. (NYSE: CST), one of the largest independent retailers of motor fuels and convenience merchandise in North America, today reported financial results for the second quarter ended June 30, 2014.
Three Months Results
For the three month period ending June 30, 2014, the Company reported net income of $32 million, or $0.43 per diluted share. Net income was $41 million, or $0.54 per diluted share, for the comparable period in 2013. Until May 1, 2013, the Company was still a wholly-owned subsidiary of Valero and, as such, the second quarter of 2013 results do not include all of the expenses associated with being a public company.
Operating revenues totaled $3.3 billion for the second quarter of 2014 compared to $3.2 billion for the same period of 2013. The increase in operating revenues was due to an increase in U.S. merchandise sales and a rise in the per gallon average selling price of motor fuel during the period. Partially offsetting the increase in operating revenues was a decline of $69 million due to the weakness of the Canadian dollar relative to the U.S. dollar.
Motor fuel gross profit (per gallon) in the U.S., after deducting credit card fees, was $0.14 compared to $0.17 in the second quarter of 2013, which was primarily caused by the rising price of crude oil and wholesale motor fuel during the period. U.S. merchandise gross profit dollars increased 5% when compared to the second quarter of 2013.
In Canada, the motor fuel gross profit (per gallon), after deducting credit card fees, was $0.25 in both the second quarters of 2014 and 2013. Excluding the effects of foreign exchange, the motor fuel gross profit (per gallon) increased $.01. Canada merchandise gross profit percentage, net of credit card fees, was up slightly during the quarter.
Operating income was $57 million for the second quarter of 2014 compared to $78 million for the second quarter of 2013. EBITDA (non-GAAP measures, including EBITDA, are described and are reconciled to the corresponding GAAP measures in the Supplemental Disclosure section of this release) was $88 million for the three month period ending June 30, 2014 compared to $109 million for the same period in 2013. The decrease in operating income and EBITDA was due primarily to a decrease in motor fuel gross profit of $12 million in the U.S., as discussed above, and increases in operating expenses and general and administrative expenses of $7 million and $5 million, respectively, when compared to the same periods in 2013. The increase in operating expenses was due to an increase in the number of company operated convenience stores during 2014 and an increase in health care costs in the U.S. The increase in general and administrative expenses was the result of new costs associated with being an independent, stand-alone, public company, including additional corporate personnel and associated benefits and stock-based compensation.
Six Months Results
Net income for the six months ending June 30, 2014 was $43 million, or $0.57 per diluted share. For the same period in 2013, net income was $64 million, or $0.84 per diluted share. During the first four months of 2013, the Company was still a wholly-owned subsidiary of Valero and, as such, the six months ended June 30, 2013 results do not include all of the expenses associated with being a public company.
For the six month period ending June 30, 2014, revenues were approximately $6.3 billion compared to $6.4 billion for the six month period ending June 30, 2013. The decline was driven by a decrease in both the retail price and gallons sold of motor fuel in the U.S. and a decline of $173 million in operating revenues in Canada due to the weakness of the Canadian dollar relative to the U.S. dollar.
Motor fuel gross profit (per gallon) in the U.S., after deducting credit card fees, was $0.12 for both the six months ended June 30, 2014 and 2013. U.S. merchandise gross profit percentage, net of credit card fees, increased to 30.2% for the six months ended June 30, 2014 compared to 29.6% for the same period of the prior year.

In Canada, the motor fuel gross profit (per gallon), after deducting credit card fees, was $0.23 for the six months ended June 30, 2014 and $0.24 for the same period of the prior year. Excluding the effects of foreign exchange, the motor fuel gross profit (per gallon) increased $.01. Canada merchandise gross profit percentage, net of credit card fees, increased to 28.1% for the six months ended June 30, 2014 compared to 27.7% for the same period of the prior year.
Operating income was $82 million for the six months ending June 30, 2014 compared to $110 million for the six months ending June 30, 2013. EBITDA was $145 million for the six month period ending June 30, 2014 compared to $172 million for the same period in 2013. The primary reasons for the declines were increases in general and administrative expenses and operating expenses of $15 million and $12 million, respectively, when compared to the same periods in 2013. The increase in general and administrative expenses was the result of new costs associated with being an independent, stand-alone, public company, including additional corporate personnel and associated benefits and stock-based compensation. The increase in operating expenses was due to an increase in the number of company operated convenience stores during 2014 and an increase in health care costs in the U.S.
“We experienced a challenging fuel environment during the second quarter, especially in the U.S., as crude oil and wholesale motor fuel prices continued this steady rise,” observed Kim Bowers, Chairman & CEO of CST Brands. “However, the in-store business remained strong with further improvements in merchandise sales and merchandise margins. Our Canadian Operations also experienced a strong quarter, improving motor fuel and merchandise gross profit during the period, absent the effects of foreign exchange. Moreover, the CST team opened a new chapter in our short history with the announcement of the proposed acquisition of the general partner along with the incentive distribution rights of Allentown, Pennsylvania-based Lehigh Gas Partners LP, which we expect to close early in the fourth quarter of this year.”
New Store Openings
Year to date, the Company has opened twelve new stores in the U.S. and two stores in Canada. The Company currently expects to build 30 new stores in the U.S. and 8 new stores in Canada during 2014. These new stores provide a much larger footprint, more product variety and enhanced offerings such as food service.

Liquidity and Capital Resources
For the six month period ending June 30, 2014, cash flow provided by operating activities totaled $168 million. Cash flow used in investing activities was $92 million, primarily related to capital expenditures. Cash flow used in financing activities was $26 million, due to payments of long-term debt and dividends. Overall, cash increased by $50 million. Cash, as of June 30, 2014, was $428 million.
Total capital expenditures for the three and six months ended June 30, 2014 were $45 million and $88 million, respectively.
Conference Call
The Company will host a conference call on August 12, 2014 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss second quarter earnings results. The conference call numbers are 800-697-5978 or 630-691-2750 and the passcode for both is 5854571#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CST Brands website (www.cstbrands.com). To listen to the audio webcast, go to http://www.cstbrands.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of sixty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854571#. An archive of the webcast will be available on the investor section of the CST Brands website at http://www.cstbrands.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CST BRANDS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Millions of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating revenues(a)	$3,261	$3,211	$6,262	$6,399
Cost of sales	2,981	2,922	5,737	5,874
Gross profit	280	289	525	525
Operating expenses:
Operating expenses	168	161	332	320
General and administrative expenses	25	20	50	35
Depreciation, amortization and accretion expense	30	30	61	60
Total operating expenses	223	211	443	415
Operating income	57	78	82	110
Other income, net	1	1	2	2
Interest expense	(10)	(7)	(20)	(7)
Income before income tax expense	48	72	64	105
Income tax expense	16	31	21	41
Net income	$32	$41	$43	$64

Earnings per common share
Basic earnings per common share	$0.43	$0.54	$0.57	$0.84
Weighted-average common shares outstanding (in thousands)	75,423	75,397	75,410	75,397
Earnings per common share - assuming dilution
Diluted earnings per common share	$0.43	$0.54	$0.57	$0.84
Weighted-average common shares outstanding - assuming dilution (in thousands)	75,580	75,407	75,540	75,402

Dividends declared per common share	$0.0625	$—	$0.1250	$—

Supplemental information:
(a) Includes excise taxes	$505	$511	$975	$1,010
Comparative financial statements of prior periods were adjusted to apply the weighted-average cost method of valuing the Company’s motor fuel inventory retrospectively. See Note 2 of the Company’s consolidated and combined financial statements included in its Report on Form 10-K for the fiscal year ended December 31, 2013.

CST BRANDS, INC.
SEGMENT OPERATING RESULTS
(Millions of Dollars)
(Unaudited)
U.S.
The following tables highlight the results of operations and certain operating metrics of the U.S. segment (millions of dollars, except number of convenience stores, per site per day and per gallon amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues:
Motor fuel	$1,669	$1,661	$3,152	$3,280
Merchandise	345	332	646	625
Other	15	14	30	30
Total operating revenues	$2,029	$2,007	$3,828	$3,935
Gross profit:
Motor fuel	$65	$77	$109	$114
Merchandise	103	98	195	185
Other	14	14	29	28
Total gross profit	182	189	333	327
Operating expenses	108	100	213	199
Depreciation, amortization and accretion expense	21	21	43	42
Operating income	$53	$68	$77	$86

Company operated retail sites at end of period	1,044	1,034	1,044	1,034

Average company operated retail sites during the period	1,043	1,033	1,041	1,033

Total system operating statistics:
Motor fuel sales (gallons per site per day)	4,987	5,080	4,891	5,064
Motor fuel sales (per site per day)	$17,583	$17,683	$16,723	$17,552

Motor fuel gross profit per gallon:
Motor fuel gross profit, before credit card fees	$0.183	$0.207	$0.162	$0.161
Credit card fees	(0.045)	(0.042)	(0.043)	(0.041)
Motor fuel gross profit, net	$0.138	$0.165	$0.119	$0.120

Merchandise sales (per site per day)	$3,632	$3,524	$3,427	$3,342

Merchandise gross profit, net (percentage of merchandise revenues):
Merchandise gross profit, before credit card fees	30.6%	30.3%	31.0%	30.3%
Credit card fees affect on profit	(0.8)	(0.7)	(0.8)	(0.7)
Merchandise gross profit, net	29.8%	29.6%	30.2%	29.6%

U.S. (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Company Operated Retail Sites:
Beginning of period	1,041	1,033	1,036	1,032
NTIs	4	4	10	5
Acquisitions	—	—	—	—
Closed	(1)	(3)	(2)	(3)
End of period	1,044	1,034	1,044	1,034

Average company operated retail sites during the period	1,043	1,033	1,041	1,033

Same Store Information(a):
Company operated retail sites	1,011	1,011	1,005	1,005
Motor fuel sales (gallons per site per day)	4,892	5,124	4,790	5,086
Merchandise sales (per site per day)	$3,567	$3,544	$3,355	$3,346
Merchandise gross profit percent, net	29.7%	29.5%	30.0%	29.5%
Merchandise sales, ex. cigarettes (per site per day)	$2,527	$2,457	$2,352	$2,290
Merchandise gross profit percent, net ex. cigarettes	35.2%	35.6%	35.6%	35.8%
Merchandise gross profit dollars	$97	$96	$183	$180
Other services operating revenues(b)	$14	$14	$27	$28

NTI Information(c):
Company operated retail sites at end of period	58	38	58	38
Company operated retail sites (average)	57	36	54	35
Motor fuel sales (gallons per site per day)	9,415	10,073	9,263	9,936
Merchandise sales (per site per day)	$6,790	$6,904	$6,427	$6,449
Merchandise gross profit percent, net	32.5%	33.3%	33.0%	32.9%
Merchandise sales, ex. cigarettes (per site per day)	$5,458	$5,446	$5,139	$5,047
Merchandise gross profit percent, net ex. cigarettes	36.6%	37.9%	37.1%	37.5%

(a)
The same store information consists of aggregated individual store results for all sites in operation substantially throughout both periods presented. Stores that were temporarily closed for a brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been in operation for substantially all of the periods being compared.

(b)	Other services include revenues from car wash and commissions from lottery, money orders, air/water/vacuum services, video and game rentals and access to ATMs.

(c)
New to industry convenience stores (“NTIs”) consist of all new stores opened after January 1, 2008, which is generally when the Company began operating its larger formatted stores that accommodate broader merchandise categories and food offerings and have more fuel dispensers than its legacy stores.

CST BRANDS, INC.
SEGMENT OPERATING RESULTS
(Millions of Dollars)
(Unaudited)
Canada
The following tables highlight the results of operations and certain operating metrics of the Company's Canada segment (millions of dollars, except number of retail sites, per site per day and per gallon amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues:
Motor fuel	$1,060	$1,040	$2,026	$2,062
Merchandise	66	67	119	126
Other	106	97	289	276
Total operating revenues	$1,232	$1,204	$2,434	$2,464
Gross profit:
Motor fuel	$62	$63	$111	$116
Merchandise	18	19	33	35
Other	18	18	48	47
Total gross profit	98	100	192	198
Operating expenses	60	61	119	121
Depreciation, amortization and accretion expense	9	9	18	18
Operating income	$29	$30	$55	$59

Retail sites (end of period):
Company operated	279	265	279	265
Dealers / Agents (fuel only)	498	498	498	498
Cardlock (fuel only)	73	78	73	78
Total retail sites (end of period)	850	841	850	841

Average retail sites during the period:
Company operated	279	264	275	263
Dealers / Agents (fuel only)	497	500	498	503
Cardlock (fuel only)	74	77	75	79
Average retail sites during the period	850	841	848	845

Total system operating statistics:
Motor fuel sales (gallons per site per day)	3,256	3,315	3,178	3,210
Motor fuel sales (per site per day)	$13,706	$13,576	$13,198	$13,491

Motor fuel gross profit per gallon:
Motor fuel gross profit, before credit card fees	$0.269	$0.269	$0.250	$0.258
Credit card fees	(0.023)	(0.022)	(0.022)	(0.022)
Motor fuel gross profit, net	$0.246	$0.247	$0.228	$0.236

Company operated retail site statistics:
Merchandise sales (per site per day)	$2,589	$2,798	$2,386	$2,646

Merchandise gross profit, net (percentage of merchandise revenues):
Merchandise gross profit, before credit card fees	28.9%	28.6%	28.9%	28.4%
Credit card fees affect on profit	(0.8)	(0.7)	(0.8)	(0.7)
Merchandise gross profit, net	28.1%	27.9%	28.1%	27.7%

Canada (continued)

	Company Operated(b)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Retail Sites:
Beginning of period	276	262	272	261
NTIs	—	—	1	—
Acquisitions	2	1	4	1
Conversions, net(a)	1	2	2	3
Closed	—	—	—	—
End of period	279	265	279	265

Average company operated retail sites during the period	279	264	275	263

Average foreign exchange rate for $1 CAD to USD	0.92207	0.97260	0.91717	0.98153

Same Store Information ($ amounts in CAD)(c),(d):
Company operated retail sites	259	259	258	258
Motor fuel sales (gallons per site per day)	3,427	3,532	3,382	3,482
Merchandise sales (per site per day)	$2,852	$2,893	$2,636	$2,720
Merchandise gross profit percent, net	28.1%	27.9%	28.2%	27.7%
Merchandise sales, ex. cigarettes (per site per day)	$1,428	$1,458	$1,324	$1,361
Merchandise gross profit percent, net ex. cigarettes	36.9%	36.8%	37.1%	37.2%
Merchandise gross profit dollars	$19	$19	$35	$35
Other services operating revenues(e)	$4	$4	$9	$8

NTI Information ($ amounts in CAD)(c),(f):
Company operated retail sites at end of period	24	16	24	16
Company operated retail sites (average)	24	16	24	16
Motor fuel sales (gallons per site per day)	5,231	5,706	5,132	5,539
Merchandise sales (per site per day)	$3,209	$3,384	$2,935	$3,112
Merchandise gross profit percent, net	29.2%	29.4%	28.9%	29.1%
Merchandise sales, ex. cigarettes (per site per day)	$1,745	$1,802	$1,604	$1,652
Merchandise gross profit percent, net ex. cigarettes	37.2%	39.0%	36.8%	38.8%

Canada (continued)

	Dealers/Agents(b)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Retail Sites:
Beginning of period	498	501	499	507
New dealers	2	2	4	3
Conversions, net(a)	(1)	(2)	(2)	(3)
Closed or de-branded	(1)	(3)	(3)	(9)
End of period	498	498	498	498

Average retail sites during the period	497	500	498	503

Same Store Information(d):
Retail sites	471	471	466	466
Motor fuel sales (gallons per site per day)	2,714	2,826	2,601	2,684

(a)
Conversions represent stores that have changed their classification from dealers/agents to company owned and operated or vice versa. Changes in classification result when the Company either takes over the operations of dealers/agents or converts an existing company owned and operated store to dealers/agents.

(b)	Company operated retail sites sell motor fuel and merchandise and the Company only retains the gross profit from motor fuel sales at dealers/agents.

(c)	All amounts presented are stated in Canadian dollars to remove the impact of foreign exchange and all fuel information excludes amounts related to cardlock operations.

(d)
The same store information consists of aggregated individual store results for all sites in operation substantially throughout both periods presented. Stores that were temporarily closed for a brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been in operation for substantially all of the periods being compared.

(e)	Other services include revenues from car wash and commissions from lottery, money orders, air/water/vacuum services, video and game rentals and access to ATMs.

(f)
NTIs consist of all new stores opened after January 1, 2008, which is generally when the Company began operating its larger formatted stores that accommodate broader merchandise categories and food offerings. NTIs exclude dealers/agents.

Supplemental Disclosure Regarding Non-GAAP Financial Information
EBITDA represents net income before income taxes, interest expense, depreciation, amortization and accretion expense. EBITDAR further adjusts EBITDA by excluding minimum rent expense. The Company believes that EBITDA and EBITDAR are useful to investors and creditors in evaluating its operating performance because (a) they facilitate management’s ability to measure the operating performance of its business on a consistent basis by excluding the impact of items not directly resulting from the Company's retail operations; (b) securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and (c) the financial covenants in the Company’s debt agreements use EBITDA and EBITDAR in calculating the total lease adjusted leverage ratio and fixed charge coverage ratio. EBITDA and EBITDAR are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA and EBITDAR have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the results of operations as reported under GAAP.
The following table presents the Company’s EBITDA and EBITDAR for the three and six months ending June 30, 2014 and 2013 and reconciles net income to EBITDA and EBITDAR (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$32	$41	$43	$64
Interest expense	10	7	20	7
Income tax expense	16	31	21	41
Depreciation, amortization and accretion	30	30	61	60
EBITDA	88	109	145	172
Minimum rent expense	7	7	14	13
EBITDAR	$95	$116	$159	$185

CST BRANDS, INC.
CONDENSED BALANCE SHEETS
(Millions of Dollars)

	June 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Cash	$428	$378
Other current assets	421	388
Total current assets	849	766
Property and equipment, net	1,369	1,326
Other long-term assets	200	211
Total assets	$2,418	$2,303
LIABILITIES AND STOCKHOLDERS’ EQUITY / NET INVESTMENT
Current portion of debt and capital lease obligations	$42	$36
Other current liabilities	519	427
Total current liabilities	561	463
Debt and capital lease obligations, less current portion	987	1,006
Deferred income taxes and other long-term liabilities	205	207
Total stockholders’ equity	665	627
Total liabilities and stockholders’ equity	$2,418	$2,303
About CST Brands, Inc.
CST Brands, Inc. (NYSE: CST), a Fortune 500 Company, is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs nearly 12,000 Team Members at approximately 1,900 locations throughout the Southwestern United States and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell Valero fuels and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. For more information about CST, please visit cstbrands.com.
Contacts
Investors: Randy Palmer, Director – Investor Relations, 210-692-2160
Media: The DeBerry Group, Melissa Ludwig or Trish DeBerry, 210-223-2772
Safe Harbor Statement
Statements contained in this release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “intends,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CST Brand’s Form 10-Q or Form 10-K filed with the Securities and Exchange Commission, and available on the CST Brand’s website at www.cstbrands.com. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.